Exhibit 32

STATEMENTS OF CORPORATE OFFICERS
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, Susan M. Gray, President and Chief Executive Officer of Tucson Electric Power Company (the “Company”), and Frank P. Marino, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 4, 2021	/s/ Susan M. Gray
Susan M. Gray
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Date:	May 4, 2021	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President, Chief Financial Officer, and Director
(Principal Financial Officer)